Exhibit 10.1

FIRST AMENDMENT TO

FOURTH AMENDED AND RESTATED ADVISORY AGREEMENT

This FIRST AMENDMENT TO THE FOURTH AMENDED AND RESTATED ADVISORY AGREEMENT (this “Amendment”) is entered into and shall become effective as of August 14, 2018, by and among Global Net Lease, Inc., a Maryland corporation (the “Company”), Global Net Lease Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”) and Global Net Lease Advisors, LLC, a Delaware limited liability company (the “Advisor”).

RECITALS

WHEREAS, the Company, the Operating Partnership and the Advisor previously entered into that certain Fourth Amended and Restated Advisory Agreement, dated as of June 2, 2015 (the “Advisory Agreement”);

WHEREAS, the Company, the Operating Partnership and the Advisor desire to make certain amendments to the Advisory Agreement.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Amendment to the definition of “Incentive Fee Escalator”. The definition of “Incentive Fee Escalator” contained in Section 1 of the Advisory Agreement is deleted and replaced in its entirety with the following:

““Incentive Fee Escalator” means, (i) beginning on the first (1st) anniversary of the Effective Date, an amount equal to not less than one percent (1%) and not greater than three percent (3%) and (ii) beginning on June 2, 2020, an amount equal to not less than zero percent (0%) and not greater than three percent (3%), in each case, with the exact amount determined in accordance with Section 6(e)(iii).”

2.	Amendment to the definition of “Incentive Fee Lower Hurdle”. The definition of “Incentive Fee Lower Hurdle” contained in Section 1 of the Advisory Agreement is hereby amended such that the following sentence shall be added at the end thereof:

“Effective as of July 1, 2018, notwithstanding anything in the foregoing to the contrary, the Incentive Fee Lower Hurdle means the Core AFFO Per Share in an annualized amount equal to (i) $2.15 for the period beginning on July 1, 2018 through June 30, 2019, (ii) $2.25 for the period beginning on July 1, 2019 through June 30, 2020, and (iii) thereafter as the same may be increased each year by the product of the applicable Core FFO multiplied by the Incentive Fee Escalator for such year.”

3.	Amendment to the definition of “Incentive Fee Upper Hurdle”. The definition of “Incentive Fee Upper Hurdle” contained in Section 1 of the Advisory Agreement is hereby amended such that the following sentence shall be added at the end thereof:

“Effective as of July 1, 2018, notwithstanding anything in the foregoing to the contrary, the Core AFFO Per Share in an annualized amount equal to (i) $2.79 for the period beginning on July 1, 2018 through June 30, 2019, (ii) $2.92 for the period beginning on July 1, 2019 through June 30, 2020, and (iii) thereafter as the same may be increased each year by product of the applicable Core FFO multiplied by the Incentive Fee Escalator for such year.”

4.	Amendment to Section 6(e)(iii). Section 6(e)(iii) of the Advisory Agreement is hereby amended such that the following sentence shall be added at the end thereof:

“For the avoidance of doubt, the Incentive Fee Hurdles shall not be increased by the Incentive Fee Escalator until the start of the fiscal quarter of the Company beginning July 1, 2020.”

5.	Addition of new Section 6(e)(vii). A new Section 6(e)(vii) of the Advisory Agreement is hereby added following Section 6(e)(vi) of the Advisory Agreement as follows:

“Notwithstanding anything contained herein to the contrary, on August 14, 2023 and on each five (5) year anniversary thereafter, the Board shall (A) consider any request by the Advisor (which request may be made solely by the Advisor in its discretion) to reduce the then current Incentive Fee Hurdles and (B) make a determination (based on all relevant facts and circumstances, including the best interests of the Company’s stockholders, the achievability of such Incentive Fee Hurdles, and any changes to the Investment Guidelines or the business plan of the Company) as to the amount by which such Incentive Fee Hurdles may be reduced.”

6.	Effect of the Advisory Agreement. Except as modified by this Amendment, all of the terms of the Advisory Agreement are hereby ratified and confirmed and shall remain in full force and effect. This Amendment shall be construed as one with the Advisory Agreement, and the Advisory Agreement shall, where context requires, be read and construed so as to incorporate this Amendment.

7.	General Provisions. Except as modified herein, the terms and provisions of Section 18 of the Advisory Agreement are hereby incorporated by reference as if set forth herein in their entirety and shall apply mutatis mutandis to this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed and delivered this First Amendment to Fourth Amended and Restated Advisory Agreement as of the date first set forth above.

GLOBAL NET LEASE, INC.

By:	/s/ James L. Nelson
Name: James L. Nelson
Title: CEO

GLOBAL NET LEASE OPERATING PARTNERSHIP, L.P.
By: Global Net Lease, Inc., its General Partner

By:	/s/ James L. Nelson
Name: James L. Nelson
Title: CEO

GLOBAL NET LEASE ADVISORS, LLC

By:	/s/ Michael R. Anderson
Name: Michael R. Anderson
Title: Authorized Signatory

[Signature Page to the First Amendment to the

Fourth Amended and Restated Advisory Agreement]